Exhibit 10.1

TELIK, INC.

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

ESTABLISHED ON FEBRUARY 21, 2003

AMENDED BY THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON DECEMBER 17, 2008

Section 1.	INTRODUCTION.

The purpose of the Telik, Inc. Change of Control Severance Benefit Plan (the “Plan”) is to provide for the payment of severance benefits to certain eligible employees of Telik, Inc. (the “Company”) whose employment with the Company is terminated under specified circumstances following a Change of Control. Except as provided in Section 4(b) below, this Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company. This Plan document is also the Summary Plan Description for the Plan.

Section 2.	DEFINITIONS.

For purposes of the Plan, the following terms are defined as follows:

(a) “Annual Target Bonus” means the Eligible Employee’s target cash bonus.

(b) “Base Salary” means the Eligible Employee’s annual base salary.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence in a single transaction or in a series of related transactions of any one or more of the following events:

(i) any person (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

Once a Change of Control has occurred, no future events will constitute a Change of Control for purposes of the Plan.

(e) “Company” means Telik, Inc. or, following a Change of Control, the surviving entity resulting from such transaction or the parent company of such surviving entity.

(f) “Covered Benefit Plan” means any group health, dental, or vision, group term life, accidental death and dismemberment, optional group term life, short term disability and long term disability plan sponsored by the Company for the benefit of its employees.

(g) “Covered Termination” means either an Involuntary Termination Without Cause or a voluntary termination by an Eligible Employee for any reason or no reason, in either case which occurs on or within 12 months following the effective date of a Change of Control, provided that any such termination must constitute a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

(h) “Eligible Employee” means an employee of the Company who has been designated by the Board as a participant and whose employment with the Company terminates due to a Covered Termination.

(i) “Involuntary Termination Without Cause” means an Eligible Employee’s involuntary termination of employment by the Company for a reason other than Cause. “Cause” means the occurrence of any one or more of the following:

(i) the Eligible Employee’s conviction of, or plea of no contest with respect to, any crime involving fraud, dishonesty or moral turpitude;

(ii) the Eligible Employee’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company;

(iii) the Eligible Employee’s intentional, material violation of any contract or agreement between the Eligible Employee and the Company or any statutory duty the Eligible Employee owes to the Company; or

(iv) the Eligible Employee’s conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company.

The conduct described under clause (iii) or (iv) above will only constitute Cause if such conduct is not cured within 15 days after the Eligible Employee’s receipt of written notice from the Company or the Board specifying the particulars of the conduct that may constitute Cause.

(j) “Participation Agreement” means the agreement executed by the Company and an Eligible Employee pursuant to which such Eligible Employee will participate in the Plan.

Section 3.	ELIGIBILITY FOR BENEFITS.

Subject to the requirement set forth in this Section, the Company will provide the severance benefits described in Section 4 to Eligible Employees who suffer a Covered Termination. To receive benefits under this Plan, an Eligible Employee must execute and return to the Company a release of claims in favor of the Company, in substantially the form attached to this Plan as Exhibit A, Exhibit B or Exhibit C (the “Release”) and allow such Release to become effective no later than sixty (60) days following the Eligible Employee’s termination of employment.

Section 4.	AMOUNT OF BENEFIT.

(a) Severance Benefits. Each Eligible Employee shall be designated as a either a Level I, Level II or Level III Eligible Employee. The severance benefits under the Plan shall be provided to each Eligible Employee based on his or her designation as a Level I, Level II or Level III Eligible Employee, in the respective amounts provided in APPENDIX A, APPENDIX B or APPENDIX C attached hereto.

(b) Certain Reductions. The Company shall reduce an Eligible Employee’s severance benefits under this Plan, to the greatest extent possible, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (also known as the “WARN Act”), (ii) an individually negotiated contract or agreement by and between an Eligible Employee and the Company relating to severance benefits that may be payable following a Change of Control that is in effect on his or her termination date, unless the Eligible Employee has expressly waived his or her rights under such individually negotiated contract or agreement in the applicable Participation Agreement, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. Such reductions will be applied on a retroactive basis if applicable, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory obligations.

Section 5.	LIMITATIONS ON BENEFITS.

(a) Mitigation. Except as otherwise specifically provided herein with respect to Covered Benefit Plan coverage, an Eligible Employee shall not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under the Plan be reduced by any compensation earned by an Eligible Employee as a result of employment by another employer or any retirement benefits received by such Eligible Employee after the date of the Covered Termination.

(b) Termination of Benefits. An Eligible Employee will forfeit his or her whole right to benefits under the Plan immediately if the Eligible Employee, at any time, violates any proprietary information or confidentiality obligation to the Company.

(c) Non-Duplication of Benefits. No Eligible Employee is eligible to receive benefits under the Plan more than one time.

(d) Withholding. All payments under the Plan will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state and local income and employment taxes.

(e) Indebtedness of Eligible Employees. If an Eligible Employee is indebted to the Company or an affiliate of the Company on the date of his or her Covered Termination, the Company reserves the right to offset any severance benefits under the Plan by the amount of such indebtedness.

Section 6.	TIME OF PAYMENT AND FORM OF BENEFITS.

(a) General Rules. In no event shall any payments or benefits be provided under the Plan prior to the effective date of the Release. Except as set forth in Section 6(b) below, all lump sum cash severance payments will be paid on the 60th day following the Eligible Employee’s termination date.

(b) Application of Section 409A. It is intended that each installment of the payments and benefits provided under this Plan (the “Severance Benefits”) is a separate “payment” for purposes Section 1.409A-2(b)(2)(i) of the Treasury Regulations. It is intended that payments of the Severance Benefits satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) provided under Sections 1.409A-1(b)(4) and 1.409A-1(b)(5) of the Treasury Regulations. However, if the Plan Administrator determines that the Severance Benefits constitute “deferred compensation” under Section 409A and the Eligible Employee is, on his or her separation from service, a “specified employee” of the Company (as such term is defined in Section 409A(a)(2)(B)(i) of the Code) then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences to the Eligible Employee under Section 409A, the timing of the payment of the Severance Benefits shall be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the Eligible Employee’s separation from service and (ii) the date of the Eligible Employee’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company shall (A) pay to the Eligible Employee a lump sum amount equal to the sum of the Severance Benefits that the Eligible Employee would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section 6(b) and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Plan.

Section 7.	RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION; OTHER AGREEMENTS.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate the Plan (including the Exhibits and Appendices attached hereto) and the benefits provided hereunder at any time.

(c) Absence of Other Agreements; Conflicts. The Plan and an Eligible Employee’s Participation Agreement, and any subsequently adopted amendment to either of these documents, shall constitute the entire agreement between the Company and such Eligible Employee regarding benefits under the Plan. No oral statement regarding the Plan may be relied upon by an Eligible Employee. If there are any conflicts between the terms of the Plan and an Eligible Employee’s Participation Agreement, the terms of the Plan shall control.

Section 8.	NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 9.	LEGAL CONSTRUCTION.

The Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 10.	CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative) at the following address:

Telik, Inc.

3165 Porter Drive

Palo Alto, CA 94304

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 9(d) below.

This notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied to the following address:

Telik, Inc.

3165 Porter Drive

Palo Alto, CA 94304

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(iv) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 9, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 11.	BASIS OF PAYMENTS TO AND FROM PLAN.

All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

Section 12.	OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 93-0987903. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is Telik, Inc., 3165 Porter Drive, Palo Alto, CA 94304.

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is Telik, Inc., 3165 Porter Drive, Palo Alto, CA 94304. The Plan Sponsor’s and Plan Administrator’s telephone number is (650) 845-7700. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 13.	STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by the Company) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits.

(i) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(ii) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series) and updated Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(iii) Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 14.	EXECUTION.

To record the amendment of the Plan as set forth herein, effective as of December 17, 2008, the Board of Directors of Telik Inc. has caused its duly authorized officer to execute the same this 17th day of December, 2008.

TELIK, INC.

/s/ William P. Kaplan
William P. Kaplan
Vice President and General Counsel

EXHIBIT A

RELEASE AGREEMENT

(For Employees Age 40 or Older - Individual Termination)

I understand and agree completely to the terms set forth in the Telik, Inc. Change of Control Severance Benefit Plan (the “Plan”). Certain capitalized terms used in this Release Agreement are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

In exchange for the benefits I am receiving under the Plan to which I am otherwise not entitled, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended).

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release Agreement; (B) I have the right to consult with an attorney prior to executing this Release Agreement; (C) I have 21 days to consider this Release Agreement (although I may choose to voluntarily execute it earlier); (D) I have seven days following my execution of this Release Agreement to revoke it; and (E) this Release Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I execute this Release Agreement.

EMPLOYEE

Name:

Date:

EXHIBIT B

RELEASE AGREEMENT

(For Employees Under Age 40 - Individual and Group Termination)

I understand and agree completely to the terms set forth in the Telik, Inc. Change of Control Severance Benefit Plan (the “Plan”). Certain capitalized terms used in this Release Agreement are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

In exchange for the benefits I am receiving under the Plan to which I am otherwise not entitled, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended).

I understand that I have seven days to consider this Release Agreement (although I may voluntarily execute it earlier).

EMPLOYEE

Name:

Date:

EXHIBIT C

RELEASE AGREEMENT

(For Employees Age 40 or Older - Group Termination)

I understand and agree completely to the terms set forth in the Telik, Inc. Change of Control Severance Benefit Plan (the “Plan”). Certain capitalized terms used in this Release Agreement are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

In exchange for the benefits I am receiving under the Plan to which I am otherwise not entitled, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended).

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release Agreement; (B) I have the right to consult with an attorney prior to executing this Release Agreement; (C) I have 45 days to consider this Release Agreement (although I may choose to voluntarily execute it earlier); (D) I have seven days following my execution of this Release Agreement to revoke it; (E) this Release Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I execute this Release Agreement; and (F) I have received with this Release Agreement a detailed list of the job titles and ages of all employees who are eligible for severance benefits under the Plan in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who are not eligible for severance benefits under the Plan.

EMPLOYEE

Name:

Date:

APPENDIX A

TELIK, INC.

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

LEVEL I ELIGIBLE EMPLOYEES

Severance benefits provided to Eligible Employees under the Telik, Inc. Change of Control Severance Benefit Plan (the “Plan”) are set forth below. Capitalized terms not explicitly defined in this APPENDIX A but defined in the Plan shall have the same definitions as in the Plan.

Each Eligible Employee who is designated in the Participation Agreement as being in Level I shall receive the following benefits as a result of a Covered Termination:

1.

Cash Severance Benefits. The Level I Eligible Employee shall receive a lump sum cash payment equal to two times the greater of: (i) the sum of the Eligible Employee’s Base Salary and the greater of: (a) the annual cash bonus paid to the Eligible Employee in the prior year; or (b) the Eligible Employee’s Annual Target Bonus as in effect on the date of the Covered Termination; or (ii) the sum of the Eligible Employee’s Base Salary and the greater of: (a) the annual cash bonus paid to the Eligible Employee in the prior year; or (b) the Eligible Employee’s Annual Target Bonus as in effect immediately prior to the Change of Control. Such payment shall be subject to all applicable tax withholding. Except as set forth in Section 6(b) of the Plan, all lump sum cash severance payments will be paid on the 60th day following the Eligible Employee’s termination date.

2.

Employee Benefit Plans. If a Level I Eligible Employee is enrolled in a Covered Benefit Plan on the date of his or her Covered Termination, and if the Eligible Employee timely and accurately elects to (A) continue such coverage, to the extent possible, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or (B) convert such coverage into an individual policy at the time of termination (or upon the expiration of the COBRA coverage period), the Company shall pay that dollar amount that the Company paid for the coverage of the Eligible Employee and his or her applicable covered dependents prior to the Covered Termination for such monthly coverage under the applicable Covered Benefit Plan for the lesser of (i) the first 24 months following the date of the Covered Termination or (ii) such earlier date as the earlier of (a) the date the Eligible Employee and his or her applicable covered dependents cease to be eligible for such coverage and (b) the date the Eligible Employee is covered by a plan (or plans) provided by a subsequent employer providing benefits that, taken as a whole, are substantially equivalent to the benefits under the applicable Covered Benefit Plan. In the case of benefits provided under COBRA, the Company will make such payments directly to the applicable Covered Benefit Plan administrator as and when due. In the case of benefits provided outside of COBRA, the Company will make the payment directly to the Eligible Employee, on the 30th day of each month for which such individual policy coverage is effective. Each Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes covered by a benefit plan provided by a subsequent employer.

3.	COBRA Continuation Coverage. The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums pursuant to Section 2 above, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company may, in its sole discretion, elect to pay pursuant to Section 2 above) will be applied in the same manner that such rules would apply in the absence of this Plan. Upon the expiration of the 24 month period during which the Company pays the Eligible Employee’s insurance premiums or such earlier date that the Eligible Employee ceases to be eligible for such coverage, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA (or under any conversion policy) for the duration of such coverage, if any. The Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes eligible to be covered by a group medical, dental or vision insurance plan of a subsequent employer. For purposes of this Section 3, any applicable premiums that may be paid by the Company shall not include any amounts payable by an Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

4.	Stock Option Vesting. Immediately upon a Level I Eligible Employee’s Covered Termination, all of such Eligible Employee’s unvested stock options shall immediately vest and become immediately exercisable.

5.	Parachute Payments. If any payment, distribution or benefit that the Eligible Employee would receive from the Company or otherwise, but determined without regard to any additional payment required under this Section 5, pursuant to a Change of Control of the Company (“Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties payable with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Eligible Employee shall be entitled to receive from the Company an additional payment (the “Gross-Up Payment”) in an amount that shall fund the payment by the Eligible Employee of any Excise Tax imposed on the Payment as well as all income and employment taxes imposed on the Gross-Up Payment, any Excise Tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to income and employment taxes imposed on the Gross-Up Payment.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within fifteen (15) calendar days after the date on which the right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that an Excise Tax is payable with respect to a Payment and that a Gross-Up Payment is due to the Eligible Employee, the Company shall pay the Gross-Up Payment in a lump sum to the Eligible Employee not later than thirty (30) days after the date on which the Eligible Employee remits the Excise Tax to the appropriate taxing authorities. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and the Eligible Employee with a statement reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

6.	Other Employee Benefits. Except as provided in Section 2 above (and except to the extent that a conversion privilege may be available thereunder), all benefits provided by the Company shall terminate as of the date of the Eligible Employee’s Covered Termination.

7.	Reductions Pursuant to Section 4(b) of the Plan. The severance benefits set forth in this APPENDIX A are subject to certain reductions under Section 4(b) of the Plan.

The Plan Administrator reserves the right to amend this APPENDIX A and the benefits provided hereunder at any time.

APPENDIX A Amended: December 17, 2008

TELIK, INC.

By:

Title:

APPENDIX B

TELIK, INC.

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

LEVEL II ELIGIBLE EMPLOYEES

Severance benefits provided to Eligible Employees under the Telik, Inc. Change of Control Severance Benefit Plan (the “Plan”) are set forth below. Capitalized terms not explicitly defined in this APPENDIX B but defined in the Plan shall have the same definitions as in the Plan.

Each Eligible Employee who is designated in the Participation Agreement as being in Level II shall receive the following benefits as a result of a Covered Termination:

1.

Cash Severance Benefits. The Level II Eligible Employee shall receive a lump sum cash payment equal to the greater of: (i) the sum of the Eligible Employee’s Base Salary and the greater of: (a) the annual cash bonus paid to the Eligible Employee in the prior year; or (b) the Eligible Employee’s Annual Target Bonus as in effect on the date of the Covered Termination; or (ii) the sum of Eligible Employee’s Base Salary and the greater of: (a) the annual cash bonus paid to such Eligible Employee in the prior year; or (b) the Eligible Employee’s Annual Target Bonus as in effect immediately prior to the Change of Control. Such payment shall be subject to all applicable tax withholding. Except as set forth in Section 6(b) of the Plan, all lump sum cash severance payments will be paid on the 60 th day following the Eligible Employee’s termination date.

2.

Employee Benefit Plans. If a Level II Eligible Employee is enrolled in a Covered Benefit Plan on the date of his or her Covered Termination, and if the Eligible Employee timely and accurately elects to (A) continue such coverage, to the extent possible, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or (B) convert such coverage into an individual policy at the time of termination, the Company shall pay that dollar amount that the Company paid prior to the Covered Termination for such monthly coverage for the Eligible Employee and his or her applicable covered dependents under the applicable Covered Benefit Plan for the lesser of (i) the first 12 months following the date of the Covered Termination or (ii) such earlier date as the earlier of (a) the date the Eligible Employee and his or her applicable covered dependents cease to be eligible for such coverage and (b) the date the Eligible Employee is covered by a plan (or plans) provided by a subsequent employer which includes benefits that, taken as a whole, are substantially equivalent to the benefits under the applicable Covered Benefit Plan. In the case of benefits provided under COBRA, the Company will make such payments directly to the applicable Covered Benefit Plan administrator as and when due. In the case of benefits provided outside of COBRA, the Company will make the payment directly to the Eligible Employee, on the 30th day of each month for which such individual policy coverage is effective. Each Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes covered by a benefit plan provided by a subsequent employer.

3.	COBRA Continuation Coverage. The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums pursuant to Section 2 above, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company may, in its sole discretion, elect to pay pursuant to Section 2 above) will be applied in the same manner that such rules would apply in the absence of this Plan. Upon the expiration of the 12 month period during which the Company pays the Eligible Employee’s insurance premiums or such earlier date that the Eligible Employee ceases to be eligible for such coverage, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period, if any. The Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes eligible to be covered by a group medical, dental or vision insurance plan of a subsequent employer. For purposes of this Section 3, any applicable premiums that may be paid by the Company shall not include any amounts payable by an Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

4.	Stock Option Vesting. Immediately upon a Level II Eligible Employee’s Covered Termination, all of such Eligible Employee’s unvested stock options shall immediately vest and become immediately exercisable.

5.	Parachute Payments. If any payment, distribution or benefit that the Eligible Employee would receive from the Company or otherwise, but determined without regard to any additional payment required under this Section 5, pursuant to a Change of Control of the Company (“Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties payable with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Eligible Employee shall be entitled to receive from the Company an additional payment (the “Gross-Up Payment”) in an amount that shall fund the payment by the Eligible Employee of any Excise Tax imposed on the Payment as well as all income and employment taxes imposed on the Gross-Up Payment, any Excise Tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to income and employment taxes imposed on the Gross-Up Payment.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within fifteen (15) calendar days after the date on which the right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that an Excise Tax is payable with respect to a Payment and that a Gross-Up Payment is due to the Eligible Employee, the Company shall pay the Gross-Up Payment in a lump sum to the Eligible Employee not later than thirty (30) days after the date on which the Eligible Employee remits the Excise Tax to the appropriate taxing authorities. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and the Eligible Employee with a statement reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

6.	Other Employee Benefits. Except as provided in Section 2 above (and except to the extent that a conversion privilege may be available thereunder), all benefits provided by the Company shall terminate as of the date of the Eligible Employee’s Covered Termination.

7.	Reductions Pursuant to Section 4(b) of the Plan. The severance benefits set forth in this APPENDIX B are subject to certain reductions under Section 4(b) of the Plan.

The Plan Administrator reserves the right to amend this APPENDIX B and the benefits provided hereunder at any time.

APPENDIX B Amended: December 17, 2008

TELIK, INC.

By:

Title:

APPENDIX C

TELIK, INC.

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

LEVEL III ELIGIBLE EMPLOYEES

Severance benefits provided to Eligible Employees under the Telik, Inc. Change of Control Severance Benefit Plan (the “Plan”) are set forth below. Capitalized terms not explicitly defined in this APPENDIX C but defined in the Plan shall have the same definitions as in the Plan.

Each Eligible Employee who is designated in the Participation Agreement as being in Level III shall receive the following benefits as a result of a Covered Termination:

1.

Cash Severance Benefits. The Level IIII Eligible Employee shall receive a lump sum cash payment equal to 50% (or, in the case of an Eligible Employee who has not been continuously employed by the Company for the two years ending on the date of the Change of Control, 25%) of the greater of: (i) the sum of the Eligible Employee’s Base Salary and the greater of: (a) the annual cash bonus paid to the Eligible Employee in the prior year; or (b) the Eligible Employee’s Annual Target Bonus as in effect on the date of the Covered Termination; or (ii) the sum of Eligible Employee’s Base Salary and the greater of: (a) the annual cash bonus paid to such Eligible Employee in the prior year; or (b) the Eligible Employee’s Annual Target Bonus as in effect immediately prior to the Change of Control. Such payment shall be subject to all applicable tax withholding. Except as set forth in Section 6(b) of the Plan, all lump sum cash severance payments will be paid on the 60th day following the Eligible Employee’s termination date.

2.

Employee Benefit Plans. If a Level III Eligible Employee is enrolled in a Covered Benefit Plan on the date of his or her Covered Termination, and if the Eligible Employee timely and accurately elects to (A) continue such coverage, to the extent possible, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or (B) convert such coverage into an individual policy at the time of termination, the Company shall pay that dollar amount that the Company paid prior to the Covered Termination for such monthly coverage for the Eligible Employee and his or her applicable covered dependents under the applicable Covered Benefit Plan for the lesser of (i) the first 6 months (or, in the case of an Eligible Employee who has not been continuously employed by the Company for the two years ending on the date of the Change of Control, 3 months) following the date of the Covered Termination or (ii) such earlier date as the earlier of (a) the date the Eligible Employee and his or her applicable covered dependents cease to be eligible for such coverage and (b) the date the Eligible Employee is covered by a plan (or plans) provided by a subsequent employer which includes benefits that, taken as a whole, are substantially equivalent to the benefits under the applicable Covered Benefit Plan. In the case of benefits provided under COBRA, the Company will make such payments directly to the applicable Covered Benefit Plan administrator as and when due. In the case of benefits provided outside of COBRA, the Company will make the payment directly to the Eligible Employee, on the 30th day of each month for which such individual policy coverage is effective. Each Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes covered by a benefit plan provided by a subsequent employer.

3.	COBRA Continuation Coverage. The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums pursuant to Section 2 above, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company may, in its sole discretion, elect to pay pursuant to Section 2 above) will be applied in the same manner that such rules would apply in the absence of this Plan. Upon the expiration of the 6-month or 3-month period, as applicable, during which the Company pays the Eligible Employee’s insurance premiums or such earlier date that the Eligible Employee ceases to be eligible for such coverage, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period, if any. The Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes eligible to be covered by a group medical, dental or vision insurance plan of a subsequent employer. For purposes of this Section 3, any applicable premiums that may be paid by the Company shall not include any amounts payable by an Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

4.	Stock Option Vesting. Immediately upon a Level III Eligible Employee’s Covered Termination, all of such Eligible Employee’s unvested stock options which (without giving effect to this sentence) would normally vest within 24 months after the date of the Covered Termination, shall vest and become immediately exercisable.

5.

Parachute Payments. If any payment or benefit the Level III Eligible Employee would receive in connection with a Change of Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. If acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Eligible Employee’s stock awards.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within 15 calendar days after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Eligible Employee with a statement reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

6.	Other Employee Benefits. Except as provided in Section 2 above (and except to the extent that a conversion privilege may be available thereunder), all benefits provided by the Company shall terminate as of the date of the Eligible Employee’s Covered Termination.

7.	Reductions Pursuant to Section 4(b) of the Plan. The severance benefits set forth in this APPENDIX C are subject to certain reductions under Section 4(b) of the Plan.

The Plan Administrator reserves the right to amend this APPENDIX C and the benefits provided hereunder at any time.

APPENDIX C Amended: December 17, 2008

TELIK, INC.

By:

Title:

SCHEDULE OF BENEFITS LEVELS

PURSUANT TO CHANGE OF CONTROL SEVERANCE BENEFITS PLAN OF TELIK, INC.

Level of Benefits	Eligible Employee

Level I	President and Chief Executive Officer

Level II	Chief Operating Officer and Chief Financial Officer and those Senior Vice Presidents and others, in each case, as designated by the Compensation Committee or the Chief Executive Officer

Level III	Those Senior Vice Presidents, Vice President and others, in each case, as designated by the Compensation Committee or the Chief Executive Officer

PARTICIPATION AGREEMENT

TELIK, INC.

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

Name of Participant:

You have been selected to participate in the Telik, Inc. Change of Control Severance Benefit Plan (the “Plan”). Under the terms of the Plan (a copy of which is attached as EXHIBIT A to this Agreement) you may become entitled to receive severance benefits in the event your employment with the Company is terminated in a Covered Termination. A Covered Termination means you are Involuntarily Terminated Without Cause (as defined in the Plan) or you voluntarily terminate your employment for any reason or no reason within 12 months following the effective date of a Change of Control (as defined in the Plan).

In accordance with Section 4(a) of the Plan, you have been designated a Level [I] [II] [III] Eligible Employee. The schedule of benefits you may become entitled to receive is found in APPENDIX [A] [B] [C] to the Plan.

If your employment with the Company is terminated for any reason other than a Covered Termination, you will not be eligible for severance benefits under the Plan.

[You have entered into an individually negotiated written agreement dated              with the Company (the “Other Agreement”) that relates, in whole or in part, to severance benefits payable following a Change of Control. By signing this Participation Agreement, you agree to waive your rights under the Other Agreement to the extent that the Other Agreement relates to severance benefits payable following a Change of Control. If you elect not to sign this Participation Agreement, the terms of the Other Agreement will control the provision of severance benefits, if any, following a Change of Control, and you will not be an Eligible Participant in the Plan.] OR [You have entered into an individually negotiated written agreement dated              with the Company (the “Other Agreement”) that relates, in whole or in part, to severance benefits payable following a Change of Control. By signing this Participation Agreement, you agree that any benefits that may become payable under the Plan shall be offset by any benefits that may become payable under the Other Agreement. If you elect not to sign this Participation Agreement, the terms of the Other Agreement will control the provision of severance benefits, if any, following a Change of Control, and you will not be an Eligible Participant in the Plan.]

To participate in the Plan, please sign and date this Participation Agreement in the space provided below and return it to              no later than             . The extra copy is for your file. On behalf of Telik, I am pleased to welcome you as an Eligible Employee under the Plan.

Sincerely,

Michael M. Wick, M.D., Ph.D.
Chief Executive Officer

Participant’s Signature	Date

EXHIBIT A

TELIK, INC.

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

Please see Exhibit 10.1 filed with the current report on Form 8-K dated December 17, 2008.